AMERICAN CENTURY GLOBAL GOLD FUND
                           AVERAGE ANNUAL TOTAL RETURN
                                    12/31/97

                            Formula: T=(ERV/P)^1/N -1

      P  = A hypothetical initial payment of $1,000
      ERV = Ending redeemable value of a hypothetical $1,000 payment made at the beginning of the period
      N  = Number of years
      T  = Average annual total return

                      P                 ERV                N                T
                   -------------------------------------------------------------

One Year            $1,000.00           $585.30          1.000000       -41.47%

Five Year           $1,000.00           $938.20          5.000000        -1.27%

Ten Year            $1,000.00                           10.000000           N/A

Inception *         $1,000.00           $716.80          9.371663        -3.49%

TR = Total return for period         TR=(ERV/P)-1        -28.32%

 *Date of Inception:                        8/17/88

                 AMERICAN CENTURY GLOBAL NATURAL RESOURCES FUND
                           AVERAGE ANNUAL TOTAL RETURN
                                    12/31/97

                            Formula: T=(ERV/P)^1/N -1

      P  = A hypothetical initial payment of $1,000
      ERV = Ending redeemable value of a hypothetical $1,000 payment made at the beginning of the period
      N  = Number of years
      T  = Average annual total return

                         P               ERV               N              T
                ---------------------------------------------------------------

One Year             $1,000.00        $1,025.00         1.000000         2.50%

Five Year            $1,000.00                          5.000000           N/A

Ten Year             $1,000.00                         10.000000           N/A

Inception *          $1,000.00        $1,306.70         3.293634         8.46%

TR = Total return for period        TR=(ERV/P)-1         30.67%

 *Date of Inception:                   9/15/94

                      AMERICAN CENTURY INCOME & GROWTH FUND
                           AVERAGE ANNUAL TOTAL RETURN
                                    12/31/97

                            Formula: T=(ERV/P)^1/N -1

      P  = A hypothetical initial payment of $1,000
      ERV = Ending redeemable value of a hypothetical $1,000 payment made at the beginning of the period
      N  = Number of years
      T  = Average annual total return

                      P                 ERV                N              T
                 ---------------------------------------------------------------

One Year          $1,000.00         $1,344.50             1.000000     34.45%

Five Year         $1,000.00         $2,528.90             5.000000     20.39%

Ten Year          $1,000.00                              10.000000        N/A

Inception *       $1,000.00         $3,841.90             7.039014     21.07%

TR = Total return for period       TR=(ERV/P)-1           284.19%

 *Date of Inception:                       12/17/90

                       AMERICAN CENTURY EQUITY GROWTH FUND
                           AVERAGE ANNUAL TOTAL RETURN
                                    12/31/97

                            Formula: T=(ERV/P)^1/N -1

      P  = A hypothetical initial payment of $1,000
      ERV = Ending redeemable value of a hypothetical $1,000 payment made at the beginning of the period
      N  = Number of years
      T  = Average annual total return

                     P                 ERV                N            T
               ----------------------------------------------------------------

One Year         $1,000.00         $1,360.60            1.000000     36.06%

Five Year        $1,000.00         $2,591.80            5.000000     20.98%

Ten Year         $1,000.00                             10.000000        N/A

Inception *      $1,000.00         $3,170.50            6.647502     18.96%

TR = Total return for period      TR=(ERV/P)-1          217.05%

 *Date of Inception:                        5/9/91

                         AMERICAN CENTURY UTILITIES FUND
                           AVERAGE ANNUAL TOTAL RETURN
                                    12/31/97

                            Formula: T=(ERV/P)^1/N -1

      P  = A hypothetical initial payment of $1,000
      ERV = Ending redeemable value of a hypothetical $1,000 payment made at the beginning of the period
      N  = Number of years
      T  = Average annual total return

                      P                 ERV                N            T
                 --------------------------------------------------------------

One Year          $1,000.00         $1,358.20           1.000000     35.82%

Three Year        $1,000.00         $1,932.00           3.000000     24.52%

Ten Year          $1,000.00                            10.000000        N/A

Inception *       $1,000.00         $1,852.80           4.835044     13.60%

TR = Total return for period       TR=(ERV/P)-1          85.28%

 *Date of Inception:                        3/1/93

                         AMERICAN CENTURY UTILITIES FUND
                                YIELD CALCULATION
                                    12/31/97

                       Formula: YIELD = 2[(A-B/C*D+1)^6-1]

      A  = Investment income earned during the period

      B  = Expenses accrued for the period (net of reimbursements)

      C = The average daily number of shares outstanding during the period that were entitled to receive dividends

      D  = The per share price on the last day of the period



              A     =                  $545,827.59
              B     =                  $104,301.62
              C     =                12,774,695.509
              D     =                       $14.24

        Yield       =                         2.93%

                      AMERICAN CENTURY INCOME & GROWTH FUND
                                YIELD CALCULATION
                                    12/31/97

                       Formula: YIELD = 2[(A-B/C*D+1)^6-1]

      A  = Investment income earned during the period

      B  = Expenses accrued for the period (net of reimbursements)

      C = The average daily number of shares outstanding during the period that were entitled to receive dividends

      D  = The per share price on the last day of the period



              A     =                $3,240,422.03
              B     =                $1,001,071.90
              C     =                68,739,706.089
              D     =                       $24.30

        Yield       =                         1.61%